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Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints David Walton, the undersigned's true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned's capacity as a Director of Aircastle Limited (‘‘Aircastle’’) all necessary and/or required applications, reports, registrations, information, documents and instruments filed or required to be filed by Aircastle or me with the Securities and Exchange Commission (‘‘SEC’’), any stock exchanges or any governmental official or agency, including without limitation:

1)	execute and file any amendment or supplement to Aircastle's Annual Report on Form 10-K for the year ended December 31, 2006, with all exhibits thereto and other documents in connection therewith (the ‘‘Form 10-K’’);

2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form 10-K and timely file the Form 10-K;

3)	execute and file Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and a Form ID, Uniform Application for Access codes to file on EDGAR;

4)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form ID and timely file such Forms 3, 4, 5 or Form ID, including amendments thereto;

5)	execute and file Form 144 in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;

6)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 and timely file such Form 144;

7)	execute and file Registration Statements on Form S-8 under the Securities Act of 1933;

8)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Registration Statements on Form S-8 and timely file such Registration Statements; and

9)	take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Aircastle assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

Signature	Title	Date

/s/ Ron Wainshal	Chief Executive Officer (Principal executive officer)	August 1, 2006

Ron Wainshal

/s/ Mark Zeidman	Chief Financial Officer (Principal financial officer)	July 23, 2006

Mark Zeidman

/s/ Aaron Dahlke	Chief Accounting Officer (Principal accounting officer)	August 4, 2006

Aaron Dahlke

/s/ Ronald W. Allen	Director	July 26, 2006

Ronald W. Allen

/s/ Douglas A. Hacker	Director	July 30, 2006

Douglas A. Hacker

/s/ John Z. Kukral	Director	July 26, 2006

John Z. Kukral

/s/ Ronald L. Merriman	Director	July 23, 2006

Ronald L. Merriman

/s/ Peter V. Ueberroth	Director	July 31, 2006

Peter V. Ueberroth